AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON NOVEMBER 3, 1995

                                                        Registration No. 33-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                               ------------------

                           AVERY DENNISON CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                      95-1492269
      (State or Other Jurisdiction                         (I.R.S. Employer
    of Incorporation or Organization)                     Identification No.)


    150 NORTH ORANGE GROVE BOULEVARD
          PASADENA, CALIFORNIA                                   91103
(Address of Principal Executive Offices)                      (Zip Code)

                               ------------------


                           AVERY DENNISON CORPORATION
                  EXECUTIVE VARIABLE DEFERRED RETIREMENT PLAN


                               ------------------

                                                           Copy to:

      ROBERT G. VAN SCHOONENBERG, ESQ.               ROBERT A. KOENIG, ESQ.
      VICE PRESIDENT, GENERAL COUNSEL                   LATHAM & WATKINS
               AND SECRETARY                         633 WEST FIFTH STREET
         AVERY DENNISON CORPORATION                       SUITE 4000
      150 NORTH ORANGE GROVE BOULEVARD           LOS ANGELES, CALIFORNIA 90071
         PASADENA, CALIFORNIA 91103                     (213) 485-1234
               (818) 304-2000
    (Name, Address, Including Zip Code,
  and Telephone Number, Including Area Code, of Agent for Service)










                        Calculation of Registration Fee
================================================================================
                                                     Proposed
                                       Proposed       Maximum
                         Amount        Maximum       Aggregate     Amount of
Title of Securities      to be      Offering Price    Offering    Registration
to be Registered       Registered      Per Unit       Price(1)        Fee
================================================================================

Deferred Compensation
Obligations (2)        $40,000,000       100%       $40,000,000    $13,793.11

(1) Estimated solely for purposes of computing the registration fee.

(2) The Deferred Compensation Obligations are unsecured general obligations of Avery Dennison Corporation to pay deferred compensation in accordance with the terms of the Avery Dennison Corporation Executive Variable Deferred Retirement Plan.

                                     PART I

Item 1.  Plan Information

       Not required to be filed with this Registration Statement.


Item 2.  Registrant Information and Employee Plan Annual Information

       Not required to be filed with this Registration Statement.


                                    PART II

Item 3.  Incorporation of Documents by Reference

       The following documents filed with the Commission by Avery Dennison Corporation, a Delaware corporation (the "Company" or the "Registrant"), are incorporated as of their respective dates in this Registration Statement by reference:

       A. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994; and

       B. All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since December 31, 1994.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

       The Avery Dennison Corporation Executive Variable Deferred Retirement Plan (the "Plan") provides designated management employees (the "Participants") with an opportunity to defer a portion of their pre-tax compensation (including salary and bonuses) and accumulate tax-deferred earnings (or losses) thereon. Each Participant is an unsecured general creditor of the Company with respect to his or her own Plan benefits. Benefits are payable solely from the Company's general assets, and are subject to the risk of corporate insolvency. Each Participant's deferred compensation will be commingled with the general funds of the Company and may therefore be subject to a lien or security interest of other creditors.

       The amount of compensation to be deferred by each Participant is based on elections by the Participant in accordance with the terms of the Plan, and the obligations of the Company to pay such deferred compensation (the "Obligations") will become due on retirement, death or other termination of employment in the form and on the date or dates determined in accordance with the Plan. The Obligations will be indexed to one or more investment alternatives chosen by each Participant from a range of such alternatives, and the amount of the Obligations payable to each Participant will increase or decrease based on the investment returns of the chosen investment alternatives. However, no Participant deferrals actually will be invested in any investment alternative, and as a result the Participants will have no ownership interest in any of such investment alternatives.

       The Obligations cannot be assigned, transferred, pledged or otherwise encumbered by the Participants, except that each Participant may designate one or more beneficiaries to receive benefits upon the Participant's death.

       The total amount of Obligations being registered pursuant to this Registration Statement is $40,000,000.

       The Company reserves the right to amend or partially or completely terminate the Plan, provided that such amendment or termination does not result in any reduction of a Participant's account balance, including previous earnings or losses, as of the date of such amendment or termination.


Item 5.  Interests of Named Experts and Counsel

       Not applicable.


Item 6.  Indemnification of Directors and Officers

       Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any proceedings, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. Article VI of the Registrant's Bylaws requires indemnification of the Registrant's officers and directors to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant maintains insurance covering certain liabilities of the directors and officers of the Registrant and its subsidiaries. The Registrant has also entered into contractual arrangements with its directors and officers pursuant to which such persons may be entitled to indemnity from the Registrant against certain liabilities arising from the discharge of their duties in such capacities.


Item 7.  Exemption from Registration Claimed

       Not applicable.


Item 8.  Exhibits

       4.1      Avery Dennison Corporation Executive Variable Deferred
                Retirement Plan.

       5.1 Opinion of Latham & Watkins regarding legality of securities registered.

       23.1     Consent of Coopers & Lybrand L.L.P.

       23.2     Consent of Latham & Watkins (included as part of Exhibit 5.1).

       24       Power of Attorney (included on page S-1).


Item 9.  Undertakings

       (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on this 31st day of October, 1995.

                                       AVERY DENNISON CORPORATION

                                       By: /s/ R. Gregory Jenkins
                                          ------------------------------------
                                               R. Gregory Jenkins
                                           Senior Vice President, Finance
                                             and Chief Financial Officer



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Charles D. Miller, Philip M. Neal and R. Gregory Jenkins, or any of them, as attorney-in-fact, with full power of substitution, to sign on his or her behalf, individually and in such capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.


     SIGNATURE                  TITLE                           DATE
     ---------                  -----                           ----

 /s/ Charles D. Miller
----------------------          Chairman and Chief              October 31, 1995
 Charles D. Miller              Executive Officer;
                                Director
 /s/ Philip M. Neal
-------------------             President; Director             October 31, 1995
  Philip M. Neal

 /s/ R. Gregory Jenkins
-----------------------         Senior Vice President,          October 31, 1995
R. Gregory Jenkins              Finance and Chief
                                Financial Officer
                                (Principal Financial
                                Officer)
 /s/ Thomas E. Miller
---------------------           Vice President and              October 31, 1995
 Thomas E. Miller               Controller (Principal
                                Accounting Officer)

     SIGNATURE                      TITLE                     DATE
     ---------                      -----                     ----


 /s/ Dwight L. Allison, Jr.         Director                  October 31, 1995
-----------------------------
    Dwight L. Allison, Jr.

 /s/ John C. Argue                  Director                  October 31, 1995
-----------------------------
        John C. Argue

 /s/ Joan T. Bok                    Director                  October 31, 1995
-----------------------------
         Joan T. Bok

 /s/ Frank V. Cahouet               Director                  October 31, 1995
-----------------------------
       Frank V. Cahouet

 /s/ F. Daniel Frost                Director                  October 31, 1995
-----------------------------
        F. Daniel Frost

 /s/ Richard M. Ferry               Director                  October 31, 1995
-----------------------------
       Richard M. Ferry

 /s/ Peter W. Mullin                Director                  October 31, 1995
-----------------------------
       Peter W. Mullin

 /s/ Sidney R. Petersen             Director                  October 31, 1995
-----------------------------
      Sidney R. Petersen

 /s/ John B. Slaughter              Director                  October 31, 1995
-----------------------------
      John B. Slaughter

 /s/ Lawrence R. Tollenaere         Director                  October 31, 1995
-----------------------------
    Lawrence R. Tollenaere

                               INDEX TO EXHIBITS


EXHIBIT                                                              PAGE
-------                                                              ----
4.1        Avery Dennison Corporation Executive Variable Deferred
           Retirement Plan.

5.1 Opinion of Latham & Watkins regarding legality of securities registered.

23.1       Consent of Coopers & Lybrand L.L.P.

23.2       Consent of Latham & Watkins (included as part of          N/A
           Exhibit 5.1).

24         Power of Attorney (included on page S-1).                 N/A
